Amendment to Third Amended and Restated Bylaws of Northwest Biotherapeutics, Inc.

Article VII is hereby amended to read in its entirety as follows:

ARTICLE VII

STOCK

SECTION 7.1 CERTIFICATES. The corporation is authorized to issue shares of stock of the corporation in certificated or uncertificated form.  Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed (i) by the Chairman of the Board (if any), the Chief Executive Officer, the President or a Vice President and (ii) by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the corporation, the name of the shareholder, the number and class of shares.

SECTION 7.2 SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificates may be a facsimile and the seal of the Corporation (or a facsimile thereof), if one has been adopted, may be affixed thereto. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3 LEGENDS. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares represented by such certificates) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws. Holders of uncertificated shares shall be promptly provided with a written statement setting forth any such legends and statements.

SECTION 7.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, in each case upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Secretary or the Treasurer, as the case may be, may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors, the Secretary or the Treasurer, as the case may be, shall require and/or to furnish the Corporation a bond in such form and substance and with such surety as the Board of Directors, the Secretary or the Treasurer, as the case may be, may direct as indemnity against any claim, or expense resulting from any claim, that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 7.5 TRANSFERS OF SHARES. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Notwithstanding the foregoing, the Corporation will not register (and will instruct its transfer agent or registrar not to register) any transfer of shares of stock of the Corporation which are issued or sold pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) unless such transfer is made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Board of Directors may from time to time determine whether a transfer of shares of stock of the Corporation is made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. In making its determination, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable.